Henkel KGaA Ordinary
SEC File No.:  333-14136


EFFECTIVE JUNE 18, 2007 THE PAR
VALUE WILL BE EUR 1.00

EXHIBIT A
ANNEXED TO AND INCORPORATED
IN
THE DEPOSIT AGREEMENT
[FORM OF ADR]
CERTAIN RIGHTS OF THE HOLDER
OF THIS AMERICAN DEPOSITARY
RECEIPT MAY BE WITHHELD IN
ACCORDANCE WITH THE
PROVISIONS OF PARAGRAPH (8)
HEREOF, INCLUDING, WITHOUT
LIMITATION, VOTING RIGHTS AND
THE RIGHT TO RECEIVE
DIVIDENDS AND OTHER
DISTRIBUTIONS
Number BNY-_______AMERICAN
Depositary Sahres
(Each American Depositary Share
represents one deposited Share)
CUSIP:
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
EVIDENCING
AMERICAN DEPOSITARY SHARES
REPRESENTING
COMMON SHARES, NO PAR VALUE
OF
HENKEL KGaA
(Incorporated under the
Laws of the Federal Republic of Germany)
      THE BANK OF NEW YORK, as
depositary (the Depositary), hereby
certifies that ____________, or registered
assigns, is the registered owner (a Holder)
of _____ American Depositary Shares
(ADSs), each (subject to Paragraphs (11)
and (14)) representing one common share,
no par value (Shares), of Henkel KGaA, a
corporation incorporated under the laws of
the Federal Republic of Germany (the
Company), deposited or subject to deposit
under the Agreement (as hereinafter
defined) at the principal Frankfurt/Main
office of Dresdner Bank AG, as custodian
(subject to Section 7 of the Agreement, the
Custodian), and any and all other securities
or cash from time to time received by the
Depositary or the Custodian in respect or in
lieu of such deposited Shares and held
under the Agreement (the deposited Shares,
together with such other securities or cash
(the Deposited Securities).  This ADR is
issued pursuant to the amended and
Restated Deposit Agreement dated as of
December 7, 2001 (as amended from time
to time, the Agreement) among the
Company, the Depositary and all Holders
and beneficial owners (Beneficial Owners),
from time to time, of American Depositary
Receipts issued thereunder (ADRs), each of
whom by accepting an ADR or any interest
therein agrees to become a party thereto
and to be bound by all of the terms and
conditions thereof and hereof.  Copies of
the Agreement are on file at the
Depositarys Corporate Trust Office referred
to below and at the office of the Custodian.
This ADR (which includes the provisions
set forth on the reverse hereof) shall be
governed by and construed in accordance
with the laws of the State of New York.
The terms and conditions of the Agreement
are hereby incorporated by reference into
this ADR.
      (1)	Withdrawal of Deposited
Securities.  Subject to Paragraphs (4), (7)
and (9), upon surrender of this ADR in
form satisfactory to the Depositary
accompanied by such instruments of
transfer as the Depositary may require at
the Depositarys Corporate Trust Office
referred to below, the Holder hereof is
entitled to delivery, as promptly as
practicable, (i) to an account designated by
such Holder with Clearstream, Frankfurt, of
an amount of Shares and any other
Deposited Securities that are eligible for
deposit with Clearstream, Frankfurt and (ii)
at the office of the Custodian, of the
amount of any Deposited Securities that are
not eligible for deposit with Clearstream,
Frankfurt, in each case which are at the
time represented by the ADSs evidenced by
this ADR.  If, at the time of surrender, the
number of Shares and other Deposited
Securities underlying this ADR is other
than a whole number, the Holder hereof
will be entitled to delivery, as provided
above, of the whole number of Shares and
other Deposited Securities underlying this
ADR, together with a new ADR evidencing
such whole number of ADSs representing
any fractional Shares or Deposited
Securities not withdrawn.  At the request,
risk and expense of the Holder hereof, the
Depositary may deliver Deposited
Securities (other than Shares) at the
Depositarys Corporate Trust Office.
      (2)	Register.  The Depositary
shall keep, at the office of the Depositary in
The City of New York at which at any
particular time its depositary receipt
business is administered, which at the date
of the Agreement is 101 Barclay Street,
New York, New York 10286 (the
Depositarys Corporate Trust Office), (a) a
register (the Register) for the registration,
registration of transfer, combination and
split-up of ADRs, which at all reasonable
times shall be open for inspection by
Holders solely for the purpose of
communicating with Holders in the interest
of the business of the Company or a matter
related to the Agreement and (b) facilities
for the delivery and surrender of ADRs.
The Depositary may close the Register at
any time or from time to time when
reasonably deemed expedient by it, after
consultation with the Company to the
extent practicable when closure is outside
the ordinary course of business or when
reasonably requested by the Company.
      The Company shall have the right,
upon reasonable request, to inspect the
transfer and registration records of the
Depositary relating to the ADRs, to take
copies thereof and to require the Depositary
and any co-registrars to supply copies of
such portions of such records as the
Company may reasonably request.
      (3)	Title to ADRs; Validity.
Title to this ADR, when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of the State of
New York; provided, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
ADR is registered on the Register as the
absolute owner hereof for all purposes.
This ADR shall not be valid for any
purpose unless executed by the Depositary
by the manual or facsimile signature of a
duly authorized signatory of the Depositary
and, if a registrar other than the Depositary
for ADRs has been appointed,
countersigned by the manual or facsimile
signature of a duly authorized signatory of
such registrar and dated by such signatory.
Dated:
Countersigned:	THE BANK OF NEW YORK,
   As Depositary
By  		By
Authorized Signatory	Timothy F. Keaney
Managing Director
      THE DEPOSITARYS
CORPORATE TRUST OFFICE
ADDRESS IS 101 BARCLAY STREET,
NEW YORK, NEW YORK 10286. ITS
PRINCIPAL EXECUTIVE OFFICE IS
LOCATED AT ONE WALL STREET,
NEW YORK, NEW YORK 10286.


[FORM OF REVERSE OF ADR]
      (4)	Certain Limitations.  As a
condition precedent to the issue or
registration of any ADR (including upon a
transfer, split-up or combination), any
distribution in respect thereof or the
withdrawal of any Deposited Securities, the
Company, the Depositary or the Custodian
may require:  (a) payment with respect
thereto of (i) any stock transfer or other tax
or other governmental charge and (ii) any
transfer or registration fees charged by third
parties for the transfer of any Deposited
Securities, (b) the production of (i) proof
satisfactory to it of the identity and
genuineness of any signature and (ii) such
other information as it may deem necessary
or proper consistent with the Agreement;
and (c) compliance with such regulations as
the Depositary may establish consistent
with the Agreement.  At the Companys
request, the Depositary shall notify the
Company of any procedures established
pursuant to clauses (b) or (c) above.  The
issuance of ADRs, the acceptance of
deposits of Shares, the registration of
transfers of ADRs or the withdrawal of
Deposited Securities may be suspended,
generally or in particular instances, when
the Register or Clearstream, Frankfurt is
closed or when any such action is
reasonably deemed expedient by the
Depositary.  Registrations of transfers of
ADRs and withdrawals of Deposited
Securities shall also be suspended when
requested by the Company, including for
the purpose of facilitating orderly voting of
the Deposited Securities.  Notwithstanding
any other provision of the Agreement or
this ADR, the withdrawal of Deposited
Securities may be restricted only for the
reasons set forth in General Instruction
I.A.(1) of Form F-6 under the U.S.
Securities Act of 1933, as amended (the
Securities Act) and no amendment shall
impair such requirements.
      (5)	Pre-release. Unless
requested in writing by the Company to
cease doing so, the Depositary may,
notwithstanding Section 4 of the
Agreement, execute and deliver ADRs
prior to the receipt of shares pursuant to
Section 3 of the Agreement (Pre-Release).
The Depositary may, pursuant to Paragraph
1, deliver Shares upon the receipt and
cancellation of ADRs which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such ADR has been Pre-Released.  The
Depositary may receive ADRs in lieu of
Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
and agreement from the person to whom
ADRs are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or ADRs to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in
such Shares or ADRs, as the case may be,
to the Depositary in its capacity as such and
for the benefit of the Holders, and (iii) will
not take any action with respect to such
Shares or ADRs, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent
of the Depositary, disposing of such Shares
or ADRs, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially
similar liquidity and security, (c)
terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by ADSs
outstanding at any time as a result of
Pre-Releases will not normally exceed
thirty percent (30%) of the Shares
deposited hereunder; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes
of general application.  The Depositary will
also set Dollar limits with respect to Pre-
Release transactions to be entered into
hereunder with any particular Pre-Releasee
on a case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Holders under the
Deposit Agreement, the collateral referred
to in clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a
Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares
or ADRs upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
      (6)	Representations and
Warranties.  Every person depositing
Shares under the Agreement is deemed to
represent and warrant that such Shares are
validly issued and outstanding, fully paid,
nonassessable and were not acquired in
violation of any pre-emptive rights, that the
person making such deposit is duly
authorized to do so and that such Shares are
not, and ADSs representing such Shares
will not be, (A) restricted securities as such
term is defined in Rule 144 under the
Securities Act and may be offered or sold
in the United States in transactions that are
exempt from registration under the
Securities Act or have been registered
under the Securities Act as such term is
defined in Rule 144 under the Securities
Act and (B) securities which are held by an
officer, director (or persons performing
similar functions) or other affiliate of the
Company, and which would require
registration under the Securities Act in
connection with the public offer and sale
thereof in the United States, or which are
subject to other restrictions on sale or
deposit under the laws of the United States
or the Federal Republic of Germany, or
under a shareholder agreement or the
Articles of Association of the Company.
Such representations and warranties shall
survive the deposit of Shares and the
delivery of ADRs in respect thereof.
      (7)	Taxes.  If any tax or other
governmental charge shall become payable
by or on behalf of the Custodian or the
Depositary with respect to this ADR, any
ADSs evidenced by this ADR, any
Deposited Securities underlying this ADR
or any distribution on any of the foregoing,
such tax or other governmental charge shall
be paid by the Holder hereof to the
Depositary.  The Depositary may refuse to
effect any registration of this ADR or any
withdrawal of the underlying Deposited
Securities until such payment is made.  The
Depositary may also withhold any
dividends or other distributions or deduct
from any distributions on or in respect of
Deposited Securities, or may sell by public
or private sale for the account of the Holder
hereof all or any part of such Deposited
Securities (after attempting by reasonable
means to notify the Holder hereof prior to
such sale), and may apply such dividends,
distributions, deduction or the proceeds of
any such sale in payment of such tax or
other governmental charge.  The Holder
hereof shall remain liable for any
deficiency.  Upon any such sale, the
Depositary shall, if appropriate, reduce the
number of ADSs evidenced hereby to
reflect any such sale and shall distribute the
net proceeds of any such sale or the balance
of any such property after deduction of
such tax or other governmental charge to
the Holder hereof.
      (8)	Disclosure of Interests.
Each Holder and each Beneficial Owner
agree to comply with all applicable
provisions of German law and the
Companys Articles of Association
regarding the notification of such persons
interest in Shares.  Each Holder and
Beneficial Owner acknowledge that such
provisions, at the date of the Agreement,
include Sections 21 and 22 of the Securities
Trading Act (Wertpapierhandelsgesetz) and
Section 20 of the Stock Corporation Act
(Aktiengesetz).  Each Holder and Beneficial
Owner acknowledge that, at the date of the
Agreement, (i) the statutory notification
obligations of the Securities Trading Act
apply to anyone whose holding, either
directly or by way of imputation pursuant
to the provisions of Section 22 of the
Securities Trading Act, of voting rights in
the Company reaches or exceeds 5%, 10%,
25%, 50% or 75% or, after having reached
or exceeded any such threshold, falls below
that threshold and (ii) the statutory
notification obligations of the Stock
Corporation Act apply to any enterprise
that, either directly or by way of imputation
pursuant to the provisions of Section 20(2)
or Section 16(4), as applicable, of the Stock
Corporation Act, owns more than 25% of
the shares of, or 50% of the shares or
voting rights in, the Company or, after
having exceeded either of these thresholds,
no longer owns such percentage of Shares.
Each Holder and each Beneficial Owner
acknowledge that failure to provide on a
timely basis any required notification of an
interest in Shares may result in withholding
of certain rights, including voting and
dividend rights, in respect of the Shares in
which such Holder or Beneficial Owner has
an interest.
      (9)	Charges of Depositary.  The
Company agrees to pay the fees, reasonable
expenses and out-of-pocket charges of the
Depositary and those of any Registrar only
in accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The
Depositary shall present its statement for
such charges and expenses to the Company
once every three months.  The charges and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering ADRs or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the ADRs or
Deposited Securities or a distribution of
ADRs pursuant to Paragraph 11(b)), or by
Holders, as applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or foreign registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee
or the Custodian or its nominee on the
making of deposits or withdrawals
hereunder, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in this Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to the Agreement and the
ADR, (5) a fee of $5.00 or less per 100
ADSs (or portion thereof) for the execution
and delivery of Receipts pursuant to
Paragraph 11(b), 11(c) and Section 4 of the
Deposit Agreement and the surrender of
ADRs pursuant to Paragraph 1 and 17, (6) a
fee of $.02 or less per ADS (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Paragraph 11
hereof, (7) a fee for the distribution of
securities pursuant to Paragraph 11(d), such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Holders, and (8) any other charge payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Holders as of the
date or dates set by the Depositary in
accordance with Paragraph 12 and shall be
payable at the sole discretion of the
Depositary by billing such Holders for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
      The Depositary, subject to
Paragraph 5 hereof, may own and deal in
any class of securities of the Company and
its affiliates and in ADRs.
      (10)	Available Information.  The
Agreement, the Companys Articles of
Association, and written communications
from the Company that are received by the
Depositary in accordance with Section 11
of the Agreement, are available for
inspection by Holders at the Depositarys
Corporate Trust Office.  The Depositary
will mail copies of such communications
(or English translations or summaries
thereof) to Holders when requested in
writing and furnished by the Company.
The Company furnishes the Securities and
Exchange Commission with certain public
reports and documents pursuant to Rule
12g3-2(b) under the U.S. Securities
Exchange Act of 1934.  Such reports and
documents may be inspected and copied at
the public reference facilities maintained by
the Commission located at the date of the
Agreement at Judiciary Plaza, 450 Fifth
Street, N.W., Washington, D.C. 20549.
      (11)	Distributions on Deposited
Securities.  Upon receipt by the Depositary
or the Custodian of any distribution on
Deposited Securities, and subject to Section
6 of the Agreement and to Paragraphs (4),
(7) and (9) of this ADR, the Depositary
shall, as promptly as practicable, distribute
to each Holder entitled thereto on the
record date set by the Depositary therefor,
in proportion to the number of Deposited
Securities (on which the following
distributions are received by the Custodian)
underlying such Holders ADRs:
            (a)	Cash.  Any U.S.
dollars available to the Depositary resulting
from a cash dividend or other cash
distribution or the net proceeds of sales of
any other distribution or portion thereof
authorized in this Paragraph (11) (Cash), on
an averaged or other practicable basis,
subject to appropriate adjustments for (i)
taxes or other governmental charges
withheld, (ii) such distribution being
unlawful or impracticable with respect to
certain Holders, and (iii) deduction of the
Depositarys expenses in (1) converting any
foreign currency into U.S. dollars and (2)
making any sale by public or private means
in any commercially reasonable manner
and (iv) the fees of the Depositary.  Only
whole U.S. dollars and cents will be
distributed (any fractional cents shall be
rounded to the nearest whole cent and so
distributed to the Holders entitled thereto).
            (b)	Shares.  (i)
Additional ADRs evidencing whole ADSs
representing any Shares available to the
Depositary resulting from a dividend or
free distribution on Deposited Securities
consisting of Shares (a Share Distribution)
and (ii) U.S. dollars available to it resulting
from the net proceeds of sales of Shares
received in a Share Distribution, which
Shares would give rise to fractional ADSs
if additional ADRs were issued therefor, as
in the case of Cash.  If additional ADRs are
not so distributed each ADS shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
            (c)	Rights. (i) To the
extent the Company so instructs and timely
furnishes to the Depositary evidence (the
Company having no obligation to so
furnish such evidence) satisfactory to the
Depositary (which may include a written
opinion from U.S. counsel to the Company)
that the Depositary may lawfully distribute
the same, warrants or other instruments
representing rights to acquire additional
ADRs in respect of any rights to subscribe
for additional Shares or rights of any nature
available to the Depositary as a result of a
distribution on Deposited Securities
(Rights), or (ii) to the extent the Company
does not furnish such evidence and/or so
instruct the Depositary and sales of Rights
are practicable as determined by the
Depositary after consultation with the
Company (which sales shall be effected as
promptly as practicable), any U.S. dollars
available to the Depositary constituting the
net proceeds of sales of Rights, as in the
case of Cash, or (iii) failing both (i) and
(ii), nothing (and any Rights may lapse).
      In circumstances in which rights
would otherwise not be distributed, if a
Holder requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the ADSs of such Holder
hereunder, the Depositary shall make such
rights available to such Holder upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Holder has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to
all or certain Holders, then upon instruction
pursuant to such warrants or other
instruments to the Depositary from such
Holder to exercise such rights, upon
payment by such Holder to the Depositary
of the exercise price or other amount
stipulated for exercise of the rights, the fees
and expenses of the Depositary and any
other charges as set forth in such warrants
or other instruments, the Depositary shall,
on behalf of such Holder, exercise the
rights and purchase the Shares, and the
Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Holder.  As agent for
such Holder, the Depositary shall cause the
Shares so purchased to be deposited
pursuant to the Agreement, and shall,
pursuant to the Agreement, execute and
deliver ADRs to such Holder; provided,
however, that in the case of a distribution
pursuant to the second paragraph of this
sub-paragraph (c), such ADRs shall be
legended in accordance with applicable
U.S. securities laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
            (d)	Other Distributions.
(i) Securities available to the Depositary
resulting from any distribution on
Deposited Securities other than Cash, Share
Distributions and Rights (Other
Distributions), by any means that the
Depositary may deem, after consultation
with the Company and delivery of an
opinion to the Depositary of counsel to the
Company reasonably satisfactory to the
Depositary, lawful, equitable and
practicable, or (ii) to the extent the
Depositary deems after consultation with
the Company distribution of such securities
not to be lawful, equitable or practicable,
any U.S. dollars available to the Depositary
constituting the net proceeds of the sale of
Other Distributions, as in the case of Cash.
            To the extent that the
Depositary determines, after consultation
with the Company, that any distribution is
not lawful or practicable with respect to
any Holder, the Depositary may make such
distribution as it deems lawful and
practicable, including the distribution of
foreign currency or securities (or
appropriate documents evidencing the right
to receive foreign currency or securities), or
retain the same as Deposited Securities
with respect to such Holders ADRs
(without liability for interest thereon or the
investment thereof).
            Notwithstanding anything
herein to the contrary, the Company shall
have no obligation to either (i) register any
ADSs, Shares, Rights or other securities
described in this Paragraph (11) under the
Securities Act or (ii) take other actions to
permit the distribution of such ADSs,
Shares, Rights or other securities in
accordance with applicable U.S. securities
laws.
      (12)	Record Dates.  The
Depositary shall fix a record date (which
date shall (a) in the case of a cash
distribution, unless otherwise agreed by the
Company, be the same date to the extent
practicable as the distribution date fixed by
the Company, and (b) in all other
circumstances, fixed after consultation with
the Company to the extent practicable) for
the determination of the Holders who shall
be entitled to receive any distribution on or
in respect of Deposited Securities, to give
instructions for the exercise of any voting
rights, to receive any notice or to act in
respect of other matters, and only Holders
of record on the close of business on such
date shall be so entitled.
      (13)	Voting of Deposited
Securities.  Upon receipt of notice of any
meeting or solicitation of consents or
proxies of holders of Shares or other
Deposited Securities, if requested in writing
by the Company the Depositary shall, as
soon as practicable thereafter, mail to the
Holders a notice (the Notice), which shall
contain (a) such information as is contained
in such notice of meeting or solicitation of
consents or proxies, and (b) a statement that
the Holders as of the close of business on a
specified record date will be entitled,
subject to any applicable provision of
German law and of the Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the whole
number of Shares or other Deposited
Securities represented by their respective
ADSs (c) a statement as to the manner in
which such instructions may be given and
(d) stating that if no voting instructions are
received from a Holder on or before the
date established by the Depositary for such
purpose, such Holder shall be deemed to
have instructed the Depositary to give a
proxy to the Custodian with respect to the
Deposited Securities underlying such
Holders ADSs to vote such Deposited
Securities in accordance with Section 135
of the German Stock Corporation Act, and
(e) a copy of the voting recommendation
(the Recommendation) prepared by the
Custodian in accordance with Section
128(2) of the German Stock Corporation
Act, together with an English translation
thereof.  Upon the written request of an
Holder on such record date, received on or
before the date established by the
Depositary for such purpose, (the
Instruction Date) the Depositary shall
endeavor, in so far as practicable, to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
such Holders ADSs in accordance with the
instructions set forth in such request.  Upon
the request of a Holder who has not
previously given instructions as to the
exercise of voting rights pertaining to the
Deposited Securities underlying such
Holders ADRs, and subject to compliance
with any reasonable regulations the
Depositary may establish (which may
include the deposit or blocking of transfers
of such Holders ADRs), the Depositary will
endeavor to provide such Holder (or a
person designated by such Holder) with the
documentation necessary to attend a
meeting of holders of Deposited Securities.
The Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with instructions
received from Holders of ADRs (or deemed
to have been received as set forth in the
next paragraph).
      Subject to the next paragraph, if no
voting instructions are received by the
Depositary from any Holder (to whom the
Notice and the Recommendation were sent
by the Depositary) with respect to the
Deposited Securities underlying such
Holders ADRs on or before the date
established by the Depositary for such
purpose and such Holder has not given
notice to the Depositary on or before such
date that it intends to attend the meeting of
holders of Deposited Securities, then the
Depositary shall deem such Holder to have
instructed the Depositary to give a proxy to
the Custodian with respect to such
Deposited Securities in accordance with
Section 135 of the Stock Corporation Act.
The Depositary shall not itself exercise any
voting discretion over any Deposited
Securities.
      In the event that the Custodian fails
to supply the Recommendation to the
Depositary at least twenty-one (21)
calendar days prior to any meeting of
holders of Deposited Securities with
respect to which the Depositary has
received notice from the Company, the
Depositary shall mail the Notice without
the Recommendation (and without
reference to any proxy to be given to the
Custodian) to the Holders as herein
provided, and, thereafter, in any case in
which no voting instructions are received
by the Depositary from a Holder on or
before the date established by the
Depositary for such purpose, the
Depositary shall not vote or cause to be
voted the Deposited Securities underlying
such Holders ADRs at such meeting.
      The Depositary will endeavor to
ensure that on any date on which it votes or
causes to be voted Deposited Securities
pursuant to this Paragraph (13), it will have
on deposit under the Agreement the number
of Deposited Securities with respect to
which it has received voting instructions or
deemed voting instructions from Holders.
In the event that, on any such date, the
number of Deposited Securities on deposit
under the Agreement is less than the
number of Deposited Securities with
respect to which the Depositary has
received voting instructions or deemed
voting instructions, the Depositary shall
vote or cause to be voted such Deposited
Securities in accordance with such
instructions or deemed instructions
adjusting the number of Deposited
Securities voted on a pro-rated basis.
      There can be no assurance that
Holders generally or any Holder in
particular will receive the notice described
in the preceding paragraph sufficiently
prior to the Instruction Date to ensure that
the Depositary will vote the Shares or
Deposited Securities in accordance with the
provisions set forth in the preceding
paragraph.
      (14)	Changes Affecting
Deposited Securities.  Subject to
Paragraphs (4), (7) and (9), upon any
change in nominal or par value, split-up or
consolidation or other reclassification of
Deposited Securities, any Share
Distribution or Other Distribution not
distributed to Holders in accordance with
Paragraph (11), or any recapitalization,
reorganization, merger, liquidation or
similar corporate event or sale of all or
substantially all the assets of the Company,
any cash or securities received by the
Depositary in respect of any Deposited
Securities shall constitute Deposited
Securities hereunder, and each ADS
evidenced by this ADR shall automatically
represent its pro rata interest in the
Deposited Securities as then constituted.  In
any such case, the Depositary may, and
shall if the Company so requests, distribute
any part of the cash or securities so
received or execute and deliver additional
ADRs or call for the surrender of
outstanding ADRs to be exchanged for new
ADRs describing the new Deposited
Securities.
      (15)	Exoneration.  The
Depositary, the Company, their respective
officers, directors, affiliates and agents and
each of them shall:  (a) incur no liability (i)
if law, regulation, rule of any regulatory
authority or stock exchange, the provisions
of or governing any Deposited Security, act
of God, war or other circumstance beyond
its control shall prevent, delay or subject to
any civil or criminal penalty any act that
the Agreement or this ADR provides shall
be done or performed by it, or (ii) by reason
of any exercise or failure to exercise any
discretion given it in the Agreement or this
ADR or (iii) where, by the terms of a
distribution or offering pursuant to the
Agreement and the ADR, or for any other
reason, such distribution or offering may
not be made available to Holders, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Holders and make the net proceeds
available to such Holders, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse; (b) assume no liability
except to perform its obligations to the
extent they are specifically set forth in this
ADR and the Agreement without
negligence or bad faith; (c) be under no
obligation to appear in, prosecute or defend
any action, suit or other proceeding in
respect of any Deposited Securities or this
ADR; and (d) not be liable for any action or
inaction by it in reliance upon the advice of
or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Holder or Beneficial
Owner of ADRs, or any other person in
each case believed by it in good faith to be
competent to give such advice or
information.  The Depositary, the Company
and their respective agents may rely and
shall be protected in acting upon any
written notice, request, direction or other
document believed by them in good faith to
be genuine and to have been signed or
presented by the proper party or parties.
The Depositary and its agents shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, for the manner in which any
such vote is cast or for the effect of any
such vote.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Depositary and its agents
may own and deal in any class of securities
of the Company and its affiliates and in
ADRs.  In the Agreement, the Company
has agreed to indemnify the Depositary
under certain circumstances and the
Depositary has agreed to indemnify the
Company under certain circumstances.  No
disclaimer of liability under the Securities
Act is intended by any provision hereof or
of the Agreement.
      (16)	Amendment.  Subject to the
last sentence of Paragraph (4), the ADRs
and the Agreement may be amended by the
Company and the Depositary without
consent of the Holders; provided, however,
that any amendment that imposes or
increases any fees or charges (other than
those listed in clauses (i) through (iv) of
Paragraph (9)), or that shall otherwise
prejudice any substantial existing right of
Holders, shall become effective 60 days
after notice of such amendment shall have
been given to the Holders.  Every Holder
and Beneficial Owner, at the time any
amendment so becomes effective, shall be
deemed, by continuing to hold an ADR or
any interest therein, to consent and agree to
such amendment and to be bound by the
ADRs and the Agreement as amended
thereby.
      (17)	Termination.  The
Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17), at any time 60 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Agreement before the end of such 60 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise
Holders of such termination, receive and hold (or sell) distributions on Deposited
Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities (after deducting, in each case, the fees and expenses of the Depositary). At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited
Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered, such
Holders thereupon becoming general
creditors of the Depositary with respect to such proceeds. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash (after deducting, in each case, the fees and expenses of the Depositary) and its indemnification obligations to the Company. After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.
A-2
156443-8.DOC